________________________________________________________________









                  PLAN AND AGREEMENT OF MERGER

                              of

                GUNDLE ENVIRONMENTAL SYSTEMS, INC.

                             and

                    SLT ENVIRONMENTAL, INC.













                           _________



                  Dated as of March 28, 1995

_________________________________________________________________

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
                       TABLE OF CONTENTS

                           ARTICLE I

                            MERGER . . . . . . . . . . . . .  2
     1.1. Surviving Corporation. . . . . . . . . . . . . . .  2
     1.2. Stockholder Approval . . . . . . . . . . . . . . .  2
     1.3. Effective Date . . . . . . . . . . . . . . . . . .  2
     1.4. Name and Continued Corporate Existence
            of Surviving Corporation . . . . . . . . . . . .  2
          1.4.1.  Name and Existence . . . . . . . . . . . .  2
          1.4.2.  Federal Income Tax Treatment of Merger . .  2
     1.5. Governing Law and Certificate of Incorporation
            of Surviving Corporation . . . . . . . . . . . .  3
          1.5.1.  Delaware Law Governs and Gundle
                  Certificate of Incorporation,
                  as Amended and Restated, Survives. . . . .  3
     1.6. Bylaws of Surviving Corporation  . . . . . . . . .  3
          1.6.1.  Gundle Bylaws Survive  . . . . . . . . . .  3
     1.7. Directors and Officers of Surviving
            Corporation  . . . . . . . . . . . . . . . . . .  3
          1.7.1. Directors of Surviving Corporation. . . . .  3
          1.7.2. Vacancies . . . . . . . . . . . . . . . . .  4
     1.8. Capital Stock of Surviving Corporation . . . . . .  4
          1.8.1. Capital Stock of Surviving Corporation. . .  4
     1.9. Conversion of Securities upon Merger . . . . . . .  4
          1.9.1. General . . . . . . . . . . . . . . . . . .  4
          1.9.2. Conversion of SLT Common Stock. . . . . . .  4
          1.9.3. Exchange of SLT Common Stock
                  Certificates . . . . . . . . . . . . . . .  4
          1.9.4. Gundle Fractional Shares. . . . . . . . . .  5
          1.9.5. SLT's Transfer Books Closed . . . . . . . .  5
     1.10. Assets and Liabilities. . . . . . . . . . . . . .  5
          1.10.1. Assets and Liabilities of Merging
                    Corporations Become Those of
                    Surviving Corporation. . . . . . . . . .  5
          1.10.2. Conveyances to Surviving Corporation . . .  6
          1.10.3. Accounting Treatment . . . . . . . . . . .  6
          1.10.4. Unclaimed Merger Consideration;
                    No Escheat . . . . . . . . . . . . . . .  6
          1.10.5. Dissenting Stockholders of SLT . . . . . .  6

                            ARTICLE II

                   REPRESENTATIONS AND WARRANTIES
                           OF SLT  . . . . . . . . . . . . .  6
     2.1. Representations and Warranties of SLT. . . . . . .  6
          2.1.1. Organization and Standing . . . . . . . . .  6
          2.1.2. Agreement Authorized and its
                  Effect on Other Obligations. . . . . . . .  7
          2.1.3. Capitalization  . . . . . . . . . . . . . .  7

                             -i-
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          2.1.4. Subsidiaries. . . . . . . . . . . . . . . .  7
          2.1.5. Financial Statements. . . . . . . . . . . .  8
          2.1.6. Liabilities . . . . . . . . . . . . . . . .  8
          2.1.7. Additional SLT Information. . . . . . . . .  8
                 2.1.7.1. Real Estate. . . . . . . . . . . .  8
                 2.1.7.2. Machinery and Equipment. . . . . .  9
                 2.1.7.3. Inventory. . . . . . . . . . . . .  9
                 2.1.7.4. Receivables. . . . . . . . . . . .  9
                 2.1.7.5. Payables . . . . . . . . . . . . .  9
                 2.1.7.6. Insurance. . . . . . . . . . . . .  9
                 2.1.7.7. Material Contracts . . . . . . . .  9
                 2.1.7.8. Employee Compensation Plans. . . .  9
                 2.1.7.9. Certain Salaries . . . . . . . . . 10
                 2.1.7.10. Bank Accounts . . . . . . . . . . 10
                 2.1.7.11. Employee Agreements . . . . . . . 10
                 2.1.7.12. Patents . . . . . . . . . . . . . 10
                 2.1.7.13. Trade Names . . . . . . . . . . . 10
                 2.1.7.14. Promissory Notes. . . . . . . . . 10
                 2.1.7.15. Guaranties. . . . . . . . . . . . 10
                 2.1.7.16. Financial Statements. . . . . . . 10
                 2.1.7.17. Reserves and Accruals . . . . . . 10
                 2.1.7.18. Material Leases . . . . . . . . . 10
                 2.1.7.19. Environment . . . . . . . . . . . 11
          2.1.8. No Undisclosed Defaults . . . . . . . . . . 11
          2.1.9. Absence of Certain Changes and Events . . . 11
                 2.1.9.1.  Financial Change. . . . . . . . . 11
                 2.1.9.2.  Property Damage . . . . . . . . . 11
                 2.1.9.3.  Dividends . . . . . . . . . . . . 11
                 2.1.9.4.  Capitalization Change . . . . . . 11
                 2.1.9.5.  Labor Disputes. . . . . . . . . . 11
                 2.1.9.6.  Other Material Changes. . . . . . 11
          2.1.10. Taxes. . . . . . . . . . . . . . . . . . . 12
          2.1.11. Intellectual Property. . . . . . . . . . . 12
          2.1.12. Title to Properties. . . . . . . . . . . . 13
          2.1.13. Litigation . . . . . . . . . . . . . . . . 13
                 2.1.14.1. Environmental Conditions. . . . . 13
                 2.1.14.2. Permits, etc. . . . . . . . . . . 13
          2.1.15. Compliance with Other Laws . . . . . . . . 15
          2.1.16. Finder's Fee . . . . . . . . . . . . . . . 15
          2.1.17. Compliance with ERISA. . . . . . . . . . . 15
                 2.1.17.1. Prohibited Transactions . . . . . 15
                 2.1.17.2. Plan Termination; Material
                            Liabilities. . . . . . . . . . . 15
                 2.1.17.3. Accumulated Funding Deficiency. . 16
                 2.1.17.4. Relationship of Benefits to
                            Pension Plan Assets. . . . . . . 16
                 2.1.17.5. Execution of Agreements . . . . . 16
                 2.1.17.6. Fiduciary Liability . . . . . . . 16
                 2.1.17.7. Pending Claims. . . . . . . . . . 16
                 2.1.17.8. Multiemployer Plans . . . . . . . 16
                 2.1.17.9. No Reportable Event . . . . . . . 17

                                    -ii-
          2.1.18. Investigations; Litigation . . . . . . . . 17
          2.1.19. Product Warranty . . . . . . . . . . . . . 17
          2.1.20. Information for Gundle Proxy Statement . . 17
          2.1.21. Compliance with Export Laws. . . . . . . . 17
          2.1.22. FIRPTA; Investment Company . . . . . . . . 18

                          ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF GUNDLE. . . . . 18
3.1.  Representations and Warranties of Gundle . . . . . . . 18
      3.1.1.  Organization and Standing. . . . . . . . . . . 18
      3.1.2.  Agreement Authorized and its Effect
                on Other Obligations . . . . . . . . . . . . 18
      3.1.3.  Capitalization . . . . . . . . . . . . . . . . 18
      3.1.4.  Subsidiaries . . . . . . . . . . . . . . . . . 19
      3.1.5.  Reports and Financial Statements . . . . . . . 19
      3.1.6.  Liabilities. . . . . . . . . . . . . . . . . . 19
      3.1.7.  Additional Gundle Information. . . . . . . . . 20
              3.1.7.1.  Real Estate . . . . . . . . . . . . 20
              3.1.7.2.  Machinery and Equipment . . . . . . 20
              3.1.7.3.  Inventory . . . . . . . . . . . . . 20
              3.1.7.4.  Receivables . . . . . . . . . . . . 20
              3.1.7.5.  Payables. . . . . . . . . . . . . . 20
              3.1.7.6.  Insurance . . . . . . . . . . . . . 20
              3.1.7.7.  Material Contracts. . . . . . . . . 20
              3.1.7.8.  Employee Compensation Plans . . . . 21
              3.1.7.9.  Certain Salaries. . . . . . . . . . 21
              3.1.7.10. Employee Agreements . . . . . . . . 21
              3.1.7.11. Patents . . . . . . . . . . . . . . 21
              3.1.7.12. Trade Names . . . . . . . . . . . . 21
              3.1.7.13. Promissory Notes. . . . . . . . . . 21
              3.1.7.14. Guaranties. . . . . . . . . . . . . 21
              3.1.7.15. Reserves and Accruals . . . . . . . 21
              3.1.7.16. Material Leases . . . . . . . . . . 21
              3.1.7.17. Environment . . . . . . . . . . . . 22
      3.1.8.  No Undisclosed Defaults . . . . . . . . . . . 22
      3.1.9.  Absence of Certain Changes and
              Events in Gundle. . . . . . . . . . . . . . . 22
              3.1.9.1.  Financial Change. . . . . . . . . . 22
              3.1.9.2.  Property Damage . . . . . . . . . . 22
              3.1.9.3.  Dividends . . . . . . . . . . . . . 22
              3.1.9.4.  Capitalization Change . . . . . . . 22
              3.1.9.5.  Labor Disputes. . . . . . . . . . . 22
              3.1.9.6.  Other Material Changes. . . . . . . 23
      3.1.10. Taxes . . . . . . . . . . . . . . . . . . . . 23
      3.1.11. Intellectual Property . . . . . . . . . . . . 23
      3.1.12. Title to Properties . . . . . . . . . . . . . 23
      3.1.13. Litigation. . . . . . . . . . . . . . . . . . 24
      3.1.14. Environmental Compliance. . . . . . . . . . . 24
              3.1.14.1. Environmental Conditions. . . . . . 24
              3.1.14.2.  Permits, etc.. . . . . . . . . . . 24
      3.1.15. Compliance with Other Laws. . . . . . . . . . 25
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      3.1.16. Finder's Fee. . . . . . . . . . . . . . . . . 25
      3.1.17. ERISA . . . . . . . . . . . . . . . . . . . . 25
      3.1.18. Investigations; Litigation. . . . . . . . . . 26
      3.1.19. Product Warranty. . . . . . . . . . . . . . . 26
      3.1.20. Information for Proxy Statement . . . . . . . 26
      3.1.21. Compliance with Export Laws . . . . . . . . . 26
      3.1.22. FIRPTA; Investment Company. . . . . . . . . . 26

                           ARTICLE IV

               OBLIGATIONS PENDING EFFECTIVE DATE . . . . . 27

4.1.      Agreements of Gundle and SLT. . . . . . . . . . . . .
27
      4.1.1.  Maintenance of Present Business . . . . . . . 27
      4.1.2.  Maintenance of Properties . . . . . . . . . . 27
      4.1.3.  Maintenance of Books and Records. . . . . . . 27
      4.1.4.  Compliance with Law . . . . . . . . . . . . . 27
      4.1.5.  Inspection of Each Merging Corporation. . . . 27
4.2.  Additional Agreements of Gundle and SLT . . . . . . . 27
      4.2.1.  Hart-Scott-Rodino . . . . . . . . . . . . . . 27
      4.2.2.  Proxy Statement . . . . . . . . . . . . . . . 28
      4.2.3.  Notice of Material Developments . . . . . . . 28
4.3.  Additional Agreements of SLT. . . . . . . . . . . . . 28
      4.3.1.  Prohibition of Certain Employment
              Contracts . . . . . . . . . . . . . . . . . . 28
      4.3.2.  Prohibition of Certain Loans. . . . . . . . . 29
      4.3.3.  Prohibition of Certain Commitments. . . . . . 29
      4.3.4.  Disposal of Assets. . . . . . . . . . . . . . 29
      4.3.5.  Maintenance of Insurance. . . . . . . . . . . 29
      4.3.6.  SLT Acquisition Proposals . . . . . . . . . . 29
      4.3.7.  No Amendment to Certificate of
              Incorporation, etc. . . . . . . . . . . . . . 31
      4.3.8.  No Issuance, Sale, or Purchase
              of Securities . . . . . . . . . . . . . . . . 32
      4.3.9.  Prohibition on Dividends. . . . . . . . . . . 32
      4.3.10. Supplemental Financial Statements . . . . . . 32
4.4.  Additional Agreements of Gundle . . . . . . . . . . . 32
      4.4.1.  Prohibition of Certain Employment
              Contracts . . . . . . . . . . . . . . . . . . 32
      4.4.2.  Prohibition of Certain Loans. . . . . . . . . 32
      4.4.3.  Prohibition of Certain Commitments. . . . . . 32
      4.4.4.  Disposal of Assets. . . . . . . . . . . . . . 33
      4.4.5.  Maintenance of Insurance. . . . . . . . . . . 33
      4.4.6.  Acquisition Proposals . . . . . . . . . . . . 33
      4.4.7.  No Amendment to Certificate of
              Incorporation, etc. . . . . . . . . . . . . . 35
      4.4.8.  No Issuance, Sale, or Purchase
              of Securities . . . . . . . . . . . . . . . . 35
      4.4.9.  Prohibition on Dividends. . . . . . . . . . . 36
      4.4.10. Stockholders' Meeting . . . . . . . . . . . . 36
      4.4.11. Issuance of Gundle Common Stock . . . . . . . 36
      4.4.12. Listing of Gundle Stock . . . . . . . . . . . 36
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      4.4.13. Notice of Material Developments . . . . . . . 36
      4.4.14. Refinancing of Outstanding Indebtedness . . . 36

                            ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS. . . . . 37
5.1.  Conditions Precedent to Obligations of SLT. . . . . . 37
      5.1.1.  Representations and Warranties
              of Gundle True at Effective Date. . . . . . . 37
      5.1.2.  No Material Litigation. . . . . . . . . . . . 37
      5.1.3.  Opinion of Gundle Counsel . . . . . . . . . . 37
      5.1.4.  Stockholder Approval. . . . . . . . . . . . . 38
      5.1.5.  Hart-Scott-Rodino, etc. . . . . . . . . . . . 38
      5.1.6.  Listing of Gundle Common Stock. . . . . . . . 38
      5.1.7.  Consent of Certain Parties in
              Privity With Gundle . . . . . . . . . . . . . 38
5.2.  Conditions Precedent to Obligations of Gundle . . . . 39
      5.2.1.  Representations and Warranties of SLT
              True at Effective Date. . . . . . . . . . . . 39
      5.2.2.  No Material Litigation. . . . . . . . . . . . 39
      5.2.3.  Opinion of SLT's Counsel. . . . . . . . . . . 39
      5.2.4.  Stockholder Approval. . . . . . . . . . . . . 40
      5.2.5.  Hart-Scott-Rodino, etc. . . . . . . . . . . . 40
      5.2.6.  Consent of Certain Parties in
              Privity with SLT. . . . . . . . . . . . . . . 40
      5.2.7.  Employment Agreement With
              William P. Reid . . . . . . . . . . . . . . . 40
      5.2.8.  Insurance . . . . . . . . . . . . . . . . . . 40
      5.2.9.  Ancillary Matters . . . . . . . . . . . . . . 40

                            ARTICLE VI

                   TERMINATION AND ABANDONMENT. . . . . . . 41
6.1.  Termination . . . . . . . . . . . . . . . . . . . . . 41
      6.1.1.  By Mutual Consent . . . . . . . . . . . . . . 41
      6.1.2.  By Gundle Because of Dissenting
              Stockholders. . . . . . . . . . . . . . . . . 41
      6.1.3.  By Gundle Because of Conditions Precedent . . 41
      6.1.4.  By Gundle Due to a Superior
              Gundle Transaction Proposal . . . . . . . . . 41
      6.1.5.  By Gundle Because of Material
              Adverse Change. . . . . . . . . . . . . . . . 41
      6.1.6.  By SLT Because of Conditions Precedent. . . . 41
      6.1.7.  By SLT Due to a Superior SLT
              Transaction Proposal. . . . . . . . . . . . . 41
      6.1.8.  By SLT Because of Material Adverse Change . . 41
      6.1.9.  By Gundle or SLT Because of
              Legal Proceedings . . . . . . . . . . . . . . 42
      6.1.10. By Gundle or SLT if Merger not Effective by
              July 31, 1995 . . . . . . . . . . . . . . . . 42
6.2.  Termination by Board of Directors . . . . . . . . . . 42
6.3.  Effect of Termination . . . . . . . . . . . . . . . . 42

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6.4.  Waiver of Conditions. . . . . . . . . . . . . . . . . 42
6.5.  Expense on Termination. . . . . . . . . . . . . . . . 42

                           ARTICLE VII

                      ADDITIONAL AGREEMENTS . . . . . . . . 43
7.1.  Indemnification by SLT as to Proxy Statement. . . . . 43
7.2.  Indemnification by Gundle as to Proxy Statement . . . 43
7.3.  Undertaking to File Reports and Cooperate in
      Rule 144 and Rule 145 Transactions. . . . . . . . . . 43
7.4.  Gundle Investment Suitability and Related
      Matters . . . . . . . . . . . . . . . . . . . . . . . 44

                          ARTICLE VIII

                         MISCELLANEOUS. . . . . . . . . . . 44
8.1.  Entirety. . . . . . . . . . . . . . . . . . . . . . . 44
8.2.  Counterparts. . . . . . . . . . . . . . . . . . . . . 44
8.3.  Notices and Waivers . . . . . . . . . . . . . . . . . 44
8.4.  Termination of Representations, Warranties, etc.. . . 45
8.5.  Table of Contents and Captions. . . . . . . . . . . . 45
8.6.  Successors and Assigns. . . . . . . . . . . . . . . . 45
8.7.  Severability. . . . . . . . . . . . . . . . . . . . . 45
8.8.  Applicable Law. . . . . . . . . . . . . . . . . . . . 45
8.9.  Public Announcements. . . . . . . . . . . . . . . . . 46
8.10. Definitions . . . . . . . . . . . . . . . . . . . . . 46
8.11. Accounting Treatment. . . . . . . . . . . . . . . . . 47

                           APPENDICES

Amended and Restated Certificate of
Incorporation of Gundle. . . . . . . . . . . . . . . . App. I
Amended and Restated Bylaws of Gundle. . . . . . . .  App. II
Registration Rights Agreement. . . . . . . . . . . . App. III

                  PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER, dated as of March 28, 1995, by and among Gundle Environmental Systems, Inc., a Delaware corporation ("Gundle" or the "Surviving Corporation") and SLT Environmental, Inc., a Delaware corporation ("SLT"). Gundle and SLT are hereinafter collectively referred to as the "Merging Corporations."

                    W I T N E S S E T H:

     WHEREAS, Gundle is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and its principal executive office at 19103 Gundle Road, Houston, Texas 77073;

     WHEREAS, the authorized capital stock of Gundle consists of 1,000 shares of preferred stock, no par value, of which at December 31, 1994, no shares were issued or outstanding; and 15,000,000 shares of common stock, par value $.01 per share ("Gundle Common Stock"), of which at December 31, 1994, 10,184,568 shares were issued and outstanding, and an additional 494,539 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, 500,000 shares of Common Stock were held in Gundle's treasury;

     WHEREAS, SLT is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and the principal executive office of its primary North American subsidiary located at 200 South Trade Center Parkway, Conroe, Texas 77385;

     WHEREAS, the authorized capital stock of SLT consists of 1,000 shares of common stock, par value $1 per share (the "SLT Common Stock"), of which at December 31, 1994, 100 shares were issued and outstanding; at the same date, no shares were reserved for issuance or held in SLT's treasury; and

     WHEREAS, the respective boards of directors of Gundle and SLT deem it desirable and in the best interests of their respective corporations and their respective stockholders that SLT be merged into Gundle, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, in exchange for the consideration herein provided for, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of Gundle and SLT;

PAGE

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of SLT Common Stock into shares of Gundle Common Stock, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:


                           ARTICLE I

                            MERGER

     1.1. Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Gundle and SLT shall be, upon the Effective Date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation, which shall be Gundle, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state.

     1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective certificates of incorporation and the applicable laws of the State of Delaware, at separate meetings called and held for such purpose.

     1.3. Effective Date. The merger shall become effective upon the filing by Gundle of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 251(c) of the General Corporation Law of the State of Delaware. The date upon which the merger shall become effective is referred to in this Agreement as the "Effective Date."

     1.4.  Name and Continued Corporate Existence of Surviving
Corporation

           1.4.1. Name and Existence. On the Effective Date, the Certificate of Incorporation of Gundle, the corporation whose corporate existence is to survive the merger and continue thereafter as the surviving corporation, shall be amended and restated in its entirety into the form annexed hereto as Appendix I (the "Restated Certificate of Incorporation"). In all other respects the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Gundle, the surviving corporation of the merger, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of SLT shall be wholly merged into Gundle, the Surviving Corporation, and Gundle shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of SLT, except insofar as continued by statute, shall cease.

           1.4.2. Federal Income Tax Treatment of Merger. The merger is intended to qualify as and, subject to the requirements of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a tax-free merger transaction described in Section 368(a)(1)(A) of the Code.

     1.5.  Governing Law and Certificate of Incorporation of
Surviving Corporation

          1.5.1. Delaware Law Governs and Gundle Certificate of Incorporation, as Amended and Restated, Survives. The laws of Delaware shall continue to govern the Surviving Corporation. On the Effective Date, the Restated Certificate of Incorporation shall be the certificate of incorporation of Gundle until further amended in the manner provided by law.

     1.6.  Bylaws of Surviving Corporation

         1.6.1. Gundle Bylaws Survive. Effective as of the Effective Date, the bylaws of Gundle shall be amended and restated in their entirety in the form attached hereto as Appendix II (the "Restated Bylaws"), and the Restated Bylaws shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Restated Certificate of Incorporation and the Restated Bylaws.

     1.7.  Directors and Officers of Surviving Corporation

          1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Date, are as follows:

          Name                                 Address

     Samir T. Badawi, Chairman      27 Rue du Bois de Boulogne
                                    92200 Neuilly/Seine France

     Thomas L. Caltrider,
     Vice Chairman                  19103 Gundle Road
                                    Houston, Texas  77073

     Hugh L. Rice                   90 Madison Street
                                    Suite 600
                                    Denver, Colorado  80206

     Brian D. Young                 520 Madison Avenue
                                    New York, New York  10022

     T. William Porter              700 Louisiana Street
                                    Suite 3500
                                    Houston, Texas  77002

     William P. Reid                23 Misty Grove Circle
                                    The Woodlands, Texas  77381

     and one additional nominee to be selected by SLT before the mailing by Gundle of a proxy statement relating to a shareholder vote with respect to the merger contemplated by this Agreement.

          1.7.2. Vacancies. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors or in any of the offices of the Surviving
     Corporation, such vacancy shall be filled in the manner provided in the Restated Certificate of Incorporation and/or
     Restated Bylaws of the Surviving Corporation.

     1.8.  Capital Stock of Surviving Corporation

         1.8.1 Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated
     Certificate of Incorporation.

     1.9.   Conversion of Securities upon Merger

         1.9.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of SLT into shares of the capital stock of Gundle shall be as hereinafter set forth in this Section 1.9.

         1.9.2. Conversion of SLT Common Stock. On the Effective Date, each share of SLT Common Stock then issued and outstanding, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive certificates evidencing 70,000 fully paid and nonassessable shares of issued and outstanding Gundle Common Stock (the "Gundle Shares") upon surrender, in accordance with Section 1.9.3 hereof, of certificates theretofore evidencing shares of SLT Common Stock. The Gundle Shares are hereinafter referred to collectively as the "Merger Consideration."

        1.9.3. Exchange of SLT Common Stock Certificates. Commencing on the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of SLT Common Stock may surrender the same to an exchange agent designated by Gundle, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole Gundle Shares into which the shares of SLT Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. However, before surrender, each outstanding certificate representing issued and outstanding SLT Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole Gundle Shares into which such shares have been so converted. Unless and until such outstanding certificates formerly representing SLT Common Stock are so surrendered, no dividend payable to holders of record of Gundle Common Stock as of any date after the Effective Date shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of the certificates of Gundle Shares issued in partial exchange therefor the amount of dividends, if any, which theretofore (but after the Effective Date) became payable with respect to such full Gundle Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends or to any distribution in the event of liquidation or to any voting or other privileges of a stockholder of Gundle.

        1.9.4. Gundle Fractional Shares. No certificates for fractional share interests of Gundle Common Stock will be issued, but, in lieu thereof, Gundle will settle all such fractional share interests in cash on the basis of the closing price for Gundle Common Stock on the American Stock Exchange on the last trading day before the Effective Date.

        1.9.5. SLT's Transfer Books Closed. Upon the Effective Date, the stock transfer books of SLT shall be deemed closed, and no transfer of any certificates theretofore representing shares of SLT shall thereafter be made or consummated.

     1.10.  Assets and Liabilities

         1.10.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. On the Effective Date, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.


        1.10.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this
     Section 1.10.2 and otherwise carry out the intent and purposes of this Agreement.

        1.10.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

        1.10.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by Gundle for the payment of the consideration into which the outstanding shares of SLT Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to Gundle; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of SLT Common Stock shall thereafter look only to Gundle for exchange or payment thereof upon surrender of such certificate or certificates to Gundle.

        1.10.5. Dissenting Stockholders of SLT. SLT (or Gundle on behalf of SLT) agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of SLT the amount, if any, to which such holder is entitled under the provisions of Section 262 of the Delaware General Corporation Law, provided such dissenter acts in strict compliance with such provisions.

                                7
                        ARTICLE II

             REPRESENTATIONS AND WARRANTIES
                         OF SLT

     2.1. Representations and Warranties of SLT. SLT represents and warrants as follows:

        2.1.1. Organization and Standing. SLT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of SLT.

        2.1.2. Agreement Authorized and its Effect on Other Obligations. This Agreement has been approved by the requisite majority of the stockholders of SLT. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SLT, and this Agreement is a valid and binding obligation of SLT enforceable against SLT (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.
     At the Effective Date, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of SLT or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which SLT or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or businesses of SLT and its subsidiaries taken as a whole.

        2.1.3. Capitalization. The authorized capitalization of SLT consists of 1,000 shares of common stock, par value $1 per share (the "SLT Common Stock"), of which at December 31, 1994, 100 shares were issued and outstanding; at the same date, no shares were reserved for issuance or held in SLT's treasury. There exist no outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of SLT or any securities or obligations convertible into or exchangeable for such capital stock.

        2.1.4. Subsidiaries. Schedule 2.1.4 lists the subsidiary corporations of SLT existing at December 31, 1994, and shows as to each of such subsidiary corporations the percentage of the total outstanding stock thereof which is owned by SLT. All outstanding shares of stock of the subsidiary corporations owned by SLT are validly issued, fully paid, and nonassessable, and SLT has good and marketable title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"). Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of such subsidiary. As hereinafter used in this Article II, the term "SLT" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

        2.1.5. Financial Statements. SLT has delivered to Gundle copies of SLT's audited consolidated balance sheet and related statements of income, retained earnings, and cash flows, with appended notes which are an integral part of such statements, as at and for SLT's fiscal years ended December 31, 1989, 1990, 1991, 1992, 1993 and 1994. Such
     financial statements are complete in all material respects, present fairly the financial condition of SLT as at the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein. The accounts receivable reflected in the December 31, 1994 audited consolidated balance sheet, or which have been thereafter acquired by SLT, have been collected or are current and collectible at the aggregate recorded amounts thereof less applicable reserves computed in accordance with generally accepted accounting principles, which reserves are adequate. The inventories of SLT reflected in the December 31, 1994 audited consolidated balance sheet, or which have thereafter been acquired by it, consist of items of a quality and quantity usable and salable in the normal course of SLT's business, and the values at which inventories are carried are in accordance with generally accepted accounting principles.

         2.1.6. Liabilities. SLT does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of SLT, other than those (i) reflected or reserved against in the December 31, 1994 audited consolidated balance sheet of SLT,
     (ii) incurred in the ordinary course of business since December 31, 1994 or (iii) set forth on Schedule 2.1.6 hereto.

       2.1.7.  Additional SLT Information.  Attached as Schedule
     2.1.7 are true, complete and correct lists of the following items (which will be periodically updated by SLT and delivered to Gundle through the Effective Date), and SLT agrees that upon the request of Gundle, it will furnish to Gundle true, complete and correct copies of any documents referred to in such lists:

               2.1.7.1.  Real Estate.  All real property and
         structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by SLT, with a description of the nature and amount of any Encumbrances thereto;

               2.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $1,000 or more at their respective dates of acquisition by SLT) owned, leased or subject to a contract of purchase and sale, or lease commitment, by SLT with a description of the nature and amount of any Encumbrances thereon;

               2.1.7.3.  Inventory.  All inventory items or
         groups of inventory items owned by SLT, together with the amount of any Encumbrances thereon;

               2.1.7.4. Receivables. All accounts and notes receivable of SLT, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which SLT holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

               2.1.7.5.  Payables.  All accounts and notes
         payable of SLT, together with an appropriate aging schedule;

               2.1.7.6. Insurance. All insurance policies or bonds currently maintained by SLT, including title insurance policies, with respect to SLT, including those covering SLT's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

               2.1.7.7.  Material Contracts.  All contracts
         (including purchase and sale contracts, representative contracts and construction contracts) made not in the ordinary course of business, including leases under which SLT is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to SLT of $50,000 or more after such date;

               2.1.7.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of SLT, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans (collectively, "Employee Plans");

               2.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of SLT whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended December 31, 1994, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

               2.1.7.10.  Bank Accounts.  The name of each bank
         in which SLT has an account and the names of all persons authorized to draw thereon;

               2.1.7.11. Employee Agreements. Any collective bargaining agreements of SLT with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting agreements of SLT;

               2.1.7.12.  Patents.  All patents, trademarks,
         copyrights and other intellectual property rights owned, licensed, or used by SLT;

               2.1.7.13.  Trade Names.  All trade names and
         fictitious names used or held by SLT, whether and where such names are registered and where used;

               2.1.7.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of SLT relating thereto or with respect to collateral securing the same;

               2.1.7.15.  Guaranties.  All indebtedness,
         liabilities and commitments of others and as to which SLT is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

               2.1.7.16.  Financial Statements.  Financial
         statements (which may be in summary form) containing the information described in Paragraphs 2.1.5 and Paragraph
         4.3.10, prepared in the manner described in such Paragraphs;

               2.1.7.17. Reserves and Accruals. All accounting reserves and accruals maintained in the SLT financial statements as of December 31, 1994, including a report on the status of all unresolved warranty claims in existence on such date;

              2.1.7.18.  Material Leases.  All material leases
         to which SLT is a party; and

              2.1.7.19. Environment. All environmental permits, approvals, certi-fications, licenses, registrations, orders and decrees applicable to current operations conducted by SLT and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by SLT.

         Schedule 2.1.7 shall be true, complete and correct as of the Effective Date, except for items contained in Paragraphs 2.1.7.1; 2.1.7.2; 2.1.7.4; 2.1.7.5; and 2.1.7.16; and
     2.1.7.17, which are true, complete and correct as of December 31, 1994; and the items contained in Paragraph 2.1.7.3, which are true, complete and correct as of March 31, 1995. The items contained in Paragraph 2.1.7.3 may be provided to Gundle after the date of the execution of this Agreement but before the Effective Date.

          2.1.8. No Undisclosed Defaults. Except as may be specified in Schedule 2.1.8, SLT is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is SLT in default in any material obligation or covenant on their part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in
     Schedule 2.1.8.

          2.1.9. Absence of Certain Changes and Events. Except as set forth in Schedule 2.1.9 hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1994, there has not been:

               2.1.9.1.  Financial Change.  Any material adverse
          change in the financial condition, backlog, operations, assets, liabilities or business of SLT;

               2.1.9.2.  Property Damage.  Any material damage,
          destruction, or loss to the business or properties of SLT (whether or not covered by insurance);

               2.1.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the common stock of SLT, or any direct or indirect redemption, purchase or any other acquisition by SLT of any such stock;

               2.1.9.4.  Capitalization Change.  Any change in
          the capital stock or in the number of shares or classes of SLT's authorized or outstanding capital stock as described in Paragraph 2.1.3;

               2.1.9.5.  Labor Disputes.  Any labor dispute
          (other than routine grievances); or

               2.1.9.6. Other Material Changes. Any other event or condition known to SLT particularly pertaining to and adversely affecting the operations, assets or business of SLT (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

          2.1.10. Taxes. Except as set forth in Schedule 2.1.10, and except with respect to failures which, in the aggregate, would not result in a material adverse change to SLT, proper and accurate Federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by SLT for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by SLT; and the tax provision reflected in SLT's financial statements as of December 31, 1994 is adequate, in accordance with generally accepted accounting principles, to cover liabilities of SLT at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to SLT or its assets or business. Except as set forth on Schedule 2.1.10, no waiver of any statute of limitations executed by SLT with respect to federal or state income or other tax is in effect for any period. The Federal income tax returns of SLT have never been examined by the Internal Revenue Service. There are no tax liens on any assets of SLT except for taxes not yet currently due and those which could not reasonably be expected to result in a material adverse change to SLT. The net operating loss and other tax carryovers available to SLT and each of its subsidiaries reflected on its most recently filed Federal income tax return as of the date hereof are as set forth on
     Schedule 2.1.10, and except as set forth on Schedule
     2.1.10 or resulting from the transactions contemplated by this Agreement, the ability of SLT and each of its subsidiaries to use such carryovers will not have been affected by Sections 382, 383 or 384 of the Code or by the SRLY or CRCO limitations of Treasury Regulations Sections 1.1502-21 or 1.1502-22.

          2.1.11.  Intellectual Property.  Except as set forth in
     Schedule 2.1.11, SLT owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of SLT or that are necessary for the manufacture, use or sale of any products manufactured, used or sold by SLT, including all such Intellectual Property listed in Schedule 2.1.7.
     The Intellectual Property is owned or licensed by SLT free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule 2.1.11. Except as otherwise indicated in such Schedule, SLT has not granted to any other person any license to use any Intellectual Property. SLT has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by SLT of the Intellectual Property.

          2.1.12. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, SLT has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the December 31, 1994 financial statements referred to in Paragraph 2.1.5 or in Schedule 2.1.7, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of SLT dated December 31, 1994 referred to in Paragraph 2.1.5 or in Schedule 2.1.7, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which SLT leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by SLT and in respect to which SLT has not taken adequate steps to prevent a default from occurring. The buildings and premises of SLT that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of SLT are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

          2.1.13.  Litigation.  Except to the extent set forth in
     Schedule 2.1.13, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which SLT is a party or, to the knowledge of SLT, might become a party or which particularly affects SLT, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of SLT, pending or, to the knowledge of SLT, threatened.

          2.1.14. Environmental Compliance. Except as set forth in Schedule 2.1.14;

               2.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned by SLT that could result in a material adverse change to SLT.

               2.1.14.2.  Permits, etc.  SLT has in full force
          and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder.

               2.1.14.3.  Compliance.  SLT's operations and use
          of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
          (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media,
          (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive
          Environmental Response Compensation and Liability Act
          (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the
          Resource Conservation and Recovery Act (42 U.S.C.
          Section 1609 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe
          Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401
          et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a material adverse change to SLT.

               2.1.14.4.  Past Compliance.  None of the
          operations or assets of SLT has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a material adverse change to SLT.

               2.1.14.5. Environmental Claims. No notice has been served on SLT from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a material adverse change to SLT.

               2.1.14.6. Renewals. SLT does not know of any reason Gundle would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of SLT's assets for their current purposes and uses.

               2.1.14.7.  Asbestos and PCBs.  No asbestos or
          polychlorinated biphenyls ("PCB") are currently being used or have ever been used by SLT in its operations or on its properties.

          2.1.15. Compliance with Other Laws. Except as set forth in Schedule 2.1.15, SLT is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of SLT.

          2.1.16. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by SLT and its counsel directly with Gundle and its counsel, without the intervention of any other person as the result of any act of SLT, and so far as is known to SLT, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

          2.1.17. Compliance with ERISA. Each benefit plan set forth on Schedule 2.1.17 (the "Benefit Plans") complies currently, and has complied in the past, in form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. All contributions required to be made to each Benefit Plan under the terms of such Benefit Plans, ERISA or other applicable laws have been timely made.

               2.1.17.1. Prohibited Transactions. SLT has not engaged in any transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
          Section 4975 of the Code.

               2.1.17.2. Plan Termination; Material Liabilities. There has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of SLT. All Statutory Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, every regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

               2.1.17.3. Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each Statutory Plan, ERISA or other applicable laws, domestic and foreign, to have been paid as contributions to such Statutory Plan as of December 31, 1994, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan or, other than as set forth on Schedule 2.1.17.3, with respect to any foreign employee pension benefit plan maintained by SLT or any of its subsidiaries.

               2.1.17.4 Relationship of Benefits to Pension Plan Assets. The current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Paragraph 2.1.5. For purposes of the representation in this Paragraph 2.1.17.4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by SLT for funding.

              2.1.17.5. Execution of Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any transaction which is subject to the prohibitions of
          Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

               2.1.17.6. Fiduciary Liability. There have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on SLT (whether direct or indirect) of damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

               2.1.17.7. Pending Claims. There are no claims, pending or threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of SLT which allege any violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any claims involving such Benefit Plans which would likely be successfully maintained against SLT.

               2.1.17.8. Multiemployer Plans. Except as set forth in Schedule 2.1.17.8, neither SLT nor any trade or business (whether or not incorporated) which together with SLT would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any plan (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

               2.1.17.9. No Reportable Event. There has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the
          Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

          2.1.18.  Investigations; Litigation.   Except as
     required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1978 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to SLT or any of the transactions contemplated by this Agreement is pending or, to the best of SLT's knowledge, threatened, nor has any governmental entity indicated to SLT an intention to conduct the same, and
     (ii) there is no action, suit or proceeding pending or, to the best of SLT's knowledge, threatened against or affecting SLT at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of SLT.

          2.1.19. Product Warranty. There are no existing liabilities or, to the knowledge of SLT, potential liabilities, arising from claims regarding the performance or design of the products sold by SLT either in the past or at present that in the aggregate would constitute a material adverse change.

          2.1.20. Information for Gundle Proxy Statement. All information and data (including financial statements) concerning SLT which is or will be included in the proxy statement (the "Proxy Statement") to be used by Gundle in connection with the transactions contemplated by this Agreement will be furnished by SLT for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          2.1.21. Compliance with Export Laws. All exports by SLT of equipment, software and other technology have been made in compliance with all federal and other applicable laws, rules and regulations and in connection therewith, SLT has obtained all required approvals of the U.S. Department of Commerce and Department of Treasury.

          2.1.22  FIRPTA; Investment Company.  SLT is not a
     United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, nor is it an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment
     Company Act of 1940, as amended (the "Investment Company
     Act").

                                 21
                        ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF GUNDLE

     3.1. Representations and Warranties of Gundle. Gundle represents and warrants as follows:

          3.1.1. Organization and Standing. Gundle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of Gundle.

          3.1.2. Agreement Authorized and its Effect on Other Obligations. Upon approval of this Agreement by the stockholders of Gundle, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Gundle, and this Agreement will be a valid and binding obligation of Gundle enforceable against Gundle (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of Gundle or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Gundle or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or business of Gundle and its subsidiaries taken as a whole.

          3.1.3. Capitalization. The capitalization of Gundle consists of 1,000 shares of preferred stock, no par value, of which at December 31, 1994 no shares were issued or outstanding; and 15,000,000 shares of Gundle Common Stock, of which at December 31, 1994, 10,184,568 shares were issued and outstanding and 494,539 shares were reserved for issuance in connection with various employee benefit plans; at the same date, 500,000 shares of Gundle Common Stock were held in Gundle's treasury.

          3.1.4. Subsidiaries. All outstanding shares of stock of the subsidiary corporations owned by Gundle are validly issued, fully paid, and nonassessable, and Gundle has good and marketable title thereto free and clear of any Encumbrance. Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of such subsidiary. As hereinafter used in this Article III, the term "Gundle" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

          3.1.5. Reports and Financial Statements. Gundle has previously furnished to SLT true and complete copies of
     (a) all annual reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1991, (b) Gundle's quarterly and other reports filed with the Commission since December 31, 1992, (c) all definitive proxy solicitation materials filed with the Commission since December 31, 1991, and (d) any registration statements declared effective by the Commission since December 31, 1991. The consolidated financial statements of Gundle and its subsidiaries included in Gundle's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by Gundle under the Exchange Act (the "Reports") were, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for Gundle and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1991, Gundle has filed with the Commission all reports required to be filed by Gundle under the Exchange Act and the rules and regulations of the Commission.

          3.1.6. Liabilities. Gundle does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Gundle, other than those (i) disclosed in the Reports or
     (ii) set forth on  Schedule 3.1.6 hereto.

          3.1.7.  Additional Gundle Information.  Attached as
     Schedule 3.1.7 are true, complete and correct lists of the following items, other than such items as are contained or disclosed in the Reports (and the Exhibits filed pursuant thereto) (all of which will be periodically updated by Gundle and delivered to SLT through the Effective Date), and Gundle agrees that upon the request of SLT, it will furnish to SLT true, complete and correct copies of any documents referred to in such lists:

               3.1.7.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Gundle, with a description of the nature and amount of any Encumbrances thereto;

               3.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $1,000 or more at their respective dates of acquisition by Gundle) owned, leased or subject to a contract of purchase and sale, or lease commitment, by Gundle with a description of the nature and amount of any Encumbrances thereon;

               3.1.7.3 Inventory. All inventory items or groups of inventory items owned by Gundle, together with the amount of any Encumbrances thereon;

               3.1.7.4. Receivables. All accounts and notes receivable of Gundle, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Gundle holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

               3.1.7.5.  Payables.  All accounts and notes
          payable of Gundle, together with an appropriate aging schedule;

               3.1.7.6. Insurance. All insurance policies or bonds currently maintained by Gundle, including title insurance policies, with respect to Gundle, including those covering Gundle's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

               3.1.7.7.  Material Contracts.  All contracts
          (including purchase and sale contracts, representative contracts and construction contracts) made not in the ordinary course of business, including leases under which Gundle is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to Gundle of $50,000 or more after such date;

               3.1.7.8.  Employee Compensation Plans.  All
          Employee Plans;

               3.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of Gundle whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended March 31, 1994, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

               3.1.7.10.  Employee Agreements.  Any collective
          bargaining agreements of Gundle with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting agreements of Gundle;

               3.1.7.11.  Patents.  All patents, trademarks,
          copyrights and other intellectual property rights owned, licensed, or used by Gundle;

               3.1.7.12.  Trade Names.  All trade names and
          fictitious names used or held by Gundle, whether and where such names are registered and where used;

               3.1.7.13. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Gundle relating thereto or with respect to collateral securing the same;

               3.1.7.14.  Guaranties.  All indebtedness,
          liabilities and commitments of others and as to which Gundle is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

               3.1.7.15.  Reserves and Accruals.  All accounting
          reserves and accruals maintained in the Gundle financial statements as of December 31, 1994, including a report on the status of all unresolved warranty claims in existence on such dates.

               3.1.7.16.  Material Leases.  All material leases
          to which Gundle is a party.

               3.1.7.17. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Gundle and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by Gundle.

          Schedule 3.1.7 shall be true, complete and correct as of the Effective Date, except for items contained in Para-graphs 3.1.7.1; 3.1.7.2; 3.1.7.4; 3.1.7.5; and 3.1.7.17, which are true, complete and correct as of December 31, 1994; and the items contained in Paragraph 3.1.7.3, which are true, complete and correct as of December 31, 1994. In addition, the items contained in Paragraph 3.1.7.3 may be provided to SLT after the date of the execution of this Agreement but before the Effective Date. In addition, Gundle shall, on SLT's request, furnish SLT copies of all Reports filed by Gundle with the Commission after the date hereof through the Effective Date.

          3.1.8. No Undisclosed Defaults. Except as may be specified in the Reports or in Schedule 3.1.8, Gundle is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is Gundle in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in the Reports or in
     Schedule 3.1.8.

          3.1.9.  Absence of Certain Changes and Events in
     Gundle. Except as set forth in Schedule 3.1.9 hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1994, there has not been:

               3.1.9.1.  Financial Change.  Any material adverse
          change in the financial condition, operations, assets or business of Gundle;

               3.1.9.2.  Property Damage.  Any material damage,
          destruction, or loss to the business or properties of Gundle (whether or not covered by insurance);

               3.1.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of any dividend or other distribution in respect of Gundle's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock;

               3.1.9.4.  Capitalization Change.  Any change in
          the capital stock or in the number of shares or classes of Gundle's authorized or outstanding capital stock as described in Paragraph 3.1.3;

               3.1.9.5.  Labor Disputes.  Any labor dispute
          (other than routine grievances); or

               3.1.9.6. Other Material Changes. Any other event or condition known to Gundle particularly pertaining to and adversely affecting the operations, assets or business of Gundle (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

         3.1.10. Taxes. Except as set forth in Schedule 3.1.10, and except with respect to failures which in the aggregate, would not result in a material adverse change on Gundle, proper and accurate Federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Gundle for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Gundle; and the tax provision reflected in Gundle's financial statements as of December 31, 1994 is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Gundle at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Gundle or its assets or business. Except as set forth on Schedule 3.1.10, no waiver of any statute of limitations executed by Gundle with respect to Federal or state income or other tax is in effect for any period. The Federal income tax returns of Gundle have never been examined by the Internal Revenue Service. There are no tax liens on any assets of Gundle except for taxes not yet currently due and those which could not reasonably be expected to result in a material adverse change to Gundle.

          3.1.11.  Intellectual Property.  Except as set forth in
     Schedule 3.1.11, Gundle owns or possesses licenses to use all Intellectual Property that is either material to the business of Gundle or that is necessary for the manufacture, use or sale of any products manufactured, used or sold by Gundle, including all such Intellectual Property listed in the Reports. The Intellectual Property is owned or licensed by Gundle free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule 3.1.11. Except as otherwise indicated in such Schedule, Gundle has not granted to any other person any license to use any Intellectual Property. Gundle has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Gundle of its Intellectual Property.

          3.1.12. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Gundle has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the December 31, 1994 financial statements contained in the Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of Gundle dated

     December 31, 1994 included in the Reports, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Gundle leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Gundle and in respect to which Gundle has not taken adequate steps to prevent a default from occurring. The buildings and premises of Gundle that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of Gundle are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

          3.1.13. Litigation. Except to the extent set forth in the Reports or in Schedule 3.1.13, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Gundle is a party or, to the knowledge of Gundle, might become a party or which particularly affects Gundle, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Gundle, pending or, to the knowledge of Gundle, threatened.

          3.1.14. Environmental Compliance. Except as set forth in Schedule 3.1.14;

               3.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances such as the presence or release of any hazardous substance on any property presently or previously owned by Gundle that could result in a material adverse change to Gundle.

               3.1.14.2.  Permits, etc.  Gundle has in full force
          and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder.

               3.1.14.3.  Compliance.  Gundle's operations and
          use of its assets do not violate any Applicable
          Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

               3.1.14.4.  Past Compliance.  None of the
          operations or assets of Gundle has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws except for violations which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

               3.1.14.5. Environmental Claims. No notice has been served on Gundle from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

               3.1.14.6. Renewals. Gundle does not know of any reason Gundle would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Gundle's assets for their current purposes and uses.

               3.1.14.7.  Asbestos and PCBs.  No asbestos or
          polychlorinated biphenyls ("PCB") are currently being used or have ever been used by Gundle in its operations or on its properties.

          3.1.15. Compliance with Other Laws. Except as set forth in the Reports or in Schedule 3.1.15, Gundle is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, OSHA or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of Gundle.

          3.1.16. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Gundle and its counsel, directly with SLT or its counsel, without the intervention of any other person as the result of an act of Gundle and, so far as known to Gundle, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than financial advisory fees to be paid by Gundle to Smith Barney Inc. ("Smith Barney") for the rendition of a fairness opinion in connection with the merger contemplated by this Agreement.

          3.1.17. ERISA. Gundle does not now maintain, sponsor or contribute to, and never has maintained, sponsored or contributed to, any program or arrangement that is an "employee pension benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2) and 3(37) respectively, of ERISA. Gundle does not maintain or contribute, now or at anytime previously, to a "defined benefit plan", as defined in Section 3(35) of ERISA.

          3.1.18. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to Gundle in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Gundle's knowledge, threatened, nor has any governmental entity indicated to Gundle an intention to conduct the same and (ii) there is no action, suit or proceeding pending or, to the best of Gundle's knowledge, threatened against or affecting Gundle or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to have a material adverse affect in its financial condition, properties or business taken as a whole.

          3.1.19. Product Warranty. There are no existing liabilities or, to the knowledge of Gundle, potential liabilities, arising from claims regarding the performance or design of the products sold by Gundle either in the past or at present that in the aggregate would constitute a material adverse change.

          3.1.20. Information for Proxy Statement. All information and data (including financial statements) concerning Gundle which is or will be included in the Proxy Statement to be used by Gundle in connection with the transactions contemplated by this Agreement will be furnished by Gundle for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          3.1.21. Compliance with Export Laws. All exports by Gundle of equipment, software and other technology have been made in compliance with all federal and other applicable laws, rules and regulations and in connection therewith, Gundle has obtained all required approvals of the U.S. Department of Commerce and Department of Treasury.

          3.1.22.  FIRPTA; Investment Company.  Gundle is not a
     United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, nor is it an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment
     Company Act.


                              ARTICLE IV

                   OBLIGATIONS PENDING EFFECTIVE DATE

     4.1 Agreements of Gundle and SLT. Each of Gundle and SLT agrees that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since
December 31, 1994, it has):

          4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

          4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

          4.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

          4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

          4.1.5. Inspection of Each Merging Corporation. Permit the other party hereto, and their officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Gundle and SLT each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

     4.2.  Additional Agreements of Gundle and SLT.  Gundle and
SLT agree to take the following actions after the date hereof:

          4.2.1. Hart-Scott-Rodino. Each party shall file such materials as are required under the HSR Act with respect to the transaction contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

          4.2.2. Proxy Statement. Gundle and SLT shall cooperate in the preparation and prompt filing of a Proxy Statement with the Commission under the Exchange Act with respect to the meeting of Gundle's stockholders called for the purpose of, among other things, securing stockholder approval of the merger contemplated by this Agreement. Each of Gundle and SLT shall use all reasonable efforts to have the Proxy Statement cleared by the Commission.

          4.2.3. Notice of Material Developments. Each of Gundle and SLT will promptly notify the other party in writing of any "material adverse change" in, or any changes which, in the aggregate, could result in a "material adverse change" in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Agreement, the term "material adverse change" means any change, event, circumstance or condition (collectively, a "Change") which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of Gundle or SLT, as the case may be, that the benefits reasonably expected to be obtained by such party as a result of the merger contemplated by this Agreement would be jeopardized with relative certainty. In no event shall a change in the trading price of the Gundle Common Stock on the American Stock Exchange between the date hereof and the Effective Date, in and of itself, constitute a material adverse change. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether or not known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds);

     4.3.  Additional Agreements of SLT.  SLT agrees that from
December 31, 1994 it has not, and from the date hereof to the Effective Date, it will:

          4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date (other than those which Gundle has previously approved) except as may be required by law;

          4.3.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future,
     (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Gundle;

          4.3.3. Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $375,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or
     (iii) as is otherwise agreed to in writing by Gundle;

          4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Gundle;

          4.3.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Gundle and SLT under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of SLT) but it shall promptly notify Gundle in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Gundle, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

          4.3.6. SLT Acquisition Proposals. Not directly or indirectly:
               4.3.6.1. No Solicitation. Authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, SLT or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving SLT (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "SLT Transaction Proposals") or agree to or endorse any SLT Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses
         (i) and (ii) shall not prohibit SLT from (A) furnishing information pursuant to an appropriate confidentiality letter concerning SLT and its businesses, properties or assets to a third party who has made a Superior SLT Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior SLT Transaction Proposal or (C) following receipt of a Superior SLT Transaction Proposal, taking and disclosing to its shareholders a position with respect thereto or changing the recommendation by SLT's board of directors or the vote of SLT's shareholders in favor of this Agreement or the merger contemplated hereby, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of SLT concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors of SLT to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of SLT receives an SLT Transaction Proposal, then SLT shall immediately inform Gundle of the terms and conditions of such proposal and the identity of the person making it and shall keep Gundle fully informed of the status and details of any such SLT Transaction Proposal and of all steps it is taking in response to such SLT Transaction Proposal; provided that nothing contained in this Paragraph 4.3.6.1 shall prohibit SLT or its board of directors from making such disclosure to SLT's stockholders which, in the good faith judgment of SLT's board of directors, may be required under applicable law. For purposes of this Agreement, the term "Superior SLT Transaction Proposal" shall mean a bona fide SLT Transaction Proposal that the board of directors of SLT determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to SLT's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

               4.3.6.2. Acceptance of Superior SLT Transaction Proposals. If (i) (A) this Agreement is terminated by SLT pursuant to Paragraph 6.1.7 hereof, (B) SLT shall violate the covenant set forth in Paragraph 4.3.6.1 hereof, or (C) SLT modifies or withdraws its board of directors' recommendation or stockholders' vote in favor of the transactions contemplated by this Agreement or
         (ii) SLT enters into an agreement which provides for Another SLT Transaction (as defined below) or Another SLT Transaction is consummated (with any third party which before termination of this Agreement has communicated to it for the purpose of making an SLT Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event, SLT shall pay to Gundle within two days after demand by Gundle in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another SLT Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by Gundle for such purpose), a Break-Up Fee (the "Break-Up Fee") in an amount equal to $3,000,000, plus transaction expenses, including legal fees. SLT agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that Gundle would actually sustain in respect of one of the events described in this Paragraph 4.3.6.2. For purposes of this Paragraph 4.3.6.2, the term "Another SLT Transaction" shall mean any transaction pursuant to which (i) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (each, a "Third Party") acquires 50% or more of the outstanding SLT Common Stock, (ii) a Third Party acquires 25% or more of the total assets of SLT taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with SLT other than in a transaction in which holders of SLT Common

         Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) SLT distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of SLT on a consolidated basis (it being understood that stock of subsidiaries constitute assets of SLT for purposes of this Paragraph 4.3.6.2). Notwithstanding anything contained in this Agreement to the contrary, Gundle agrees that if Gundle terminates this Agreement because SLT has violated the covenant set forth in Paragraph 4.3.6.1 hereof and SLT pays the Break-Up Fee to Gundle in accordance with this Paragraph
         4.3.6.2 solely because SLT shall have violated the covenant set forth in Paragraph 4.3.6.1 hereof, then following such payment SLT shall have no further liability to Gundle under this Agreement. Gundle further agrees that in all other circumstances where it has been paid the Break-Up Fee by SLT, such Break-Up Fee will be credited against any other damages for which SLT may be found liable to Gundle in connection with this Agreement. SLT shall only be obligated to pay the Break-Up Fee once, notwithstanding that it may have more than one obligation to do so under this Paragraph 4.3.6.2.

          4.3.7. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

          4.3.8. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          4.3.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          4.3.10. Supplemental Financial Statements. Deliver to Gundle, within 45 days after the end of each fiscal quarter of SLT beginning March 31, 1995 and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of SLT, and as of the corresponding fiscal quarter of the previous fiscal year. SLT hereby represents and warrants that such unaudited consolidated financial statement shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of SLT as at the dates indicated and the results of operations for the respective periods indicated (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which SLT considers necessary for a fair presentation of its results for each respective fiscal period.

     4.4 Additional Agreements of Gundle. Gundle agrees that from December 31, 1994 it has not, and from the date hereof to the Effective Date, it will:

          4.4.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date (other than those to which SLT has previously been approved) except as may be required by law;

          4.4.2. Prohibition of Certain Loans. Except as contemplated by Paragraph 4.4.14, not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by SLT;

          4.4.3. Prohibition of Certain Commitments. Not (a) enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $375,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or
     (iii) as is otherwise agreed to in writing by SLT or
     (b) enter into any agreement with any affiliate of Gundle without SLT's written consent;

          4.4.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by SLT;

          4.4.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Gundle and SLT under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of Gundle) but it shall promptly notify SLT in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by SLT, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

          4.4.6.  Acquisition Proposals.  Not directly or
     indirectly:

               4.4.6.1 No Solicitation. Authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, Gundle or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Gundle (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "Gundle Transaction Proposals") or agree to or endorse any Gundle Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and (ii) shall not prohibit Gundle from (A) furnishing information pursuant to an appropriate confidentiality letter concerning Gundle and its businesses, properties or assets to a third party who has made a Superior Gundle Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior Gundle Transaction Proposal or (C) following receipt of a Superior Gundle Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the recommendation by Gundle's board of directors of this Agreement or the merger contemplated hereby, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of Gundle concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors of Gundle to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of Gundle receives a Gundle Transaction Proposal, then Gundle shall immediately inform SLT of the terms and conditions of such proposal and the identity of the person making it and shall keep SLT fully informed of the status and details of any such Gundle Transaction Proposal and of all steps it is taking in response to such Gundle Transaction Proposal; provided that nothing contained in this Paragraph
          4.4.6.1 shall prohibit Gundle or its board of directors from disclosing to the Gundle stockholders a position with respect to a tender offer by a third party pursuant to Rule 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to Gundle's stockholders which, in the good faith judgment of Gundle's board of directors may be required under applicable law. For purposes of this Agreement, the term "Superior Gundle Transaction Proposal" shall mean a bona fide Gundle Transaction Proposal that the board of directors of Gundle determines in good faith after consultation with (and based in part on advice of) its independent financial advisors to be more favorable to Gundle's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

              4.4.6.2.  Acceptance of Superior Transaction
          Proposals. If (i) (A) this Agreement is terminated by Gundle pursuant to Paragraph 6.1.4 hereof, (B) Gundle shall violate the covenant set forth in Paragraph
          4.4.6.1 hereof, or (C) Gundle modifies or withdraws its recommendation that the Gundle stockholders vote their Gundle Common Stock in favor of the transactions contemplated by this Agreement or (ii) Gundle enters into an agreement which provides for Another Gundle Transaction (as defined below) or Another Gundle Transaction is consummated (with any third party which before termination of this Agreement has communicated to it for the purpose of making a Gundle Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event, Gundle shall pay to SLT within two days after demand by SLT in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another Gundle Transaction in the case of clause
          (ii) above (by wire transfer of immediately available funds to an account designated by SLT for such purpose), a Break-Up Fee in an amount equal to $3,000,000, plus transaction expenses, including legal fees. Gundle agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that SLT would actually sustain in respect of one of the events described in this Paragraph 4.4.6.2. For purposes of this Paragraph 4.4.6.2, the term "Another Gundle Transaction" shall mean any transaction pursuant to which (i) any Third Party acquires 50% or more of the outstanding Gundle Common Stock, (ii) a Third Party acquires 25% or more of the total assets of Gundle taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with Gundle other than in a transaction in which holders of Gundle Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) Gundle distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of Gundle on a consolidated basis (it being understood that stock of subsidiaries constitute assets of Gundle for purposes of this Paragraph 4.4.6.2). Notwithstanding anything contained in this Agreement to the contrary, SLT agrees that if SLT terminates this Agreement because Gundle has violated the covenant set forth in Paragraph 4.4.6.1 hereof and Gundle pays the Break-Up Fee to SLT in accordance with this Paragraph
          4.4.6.2 solely because Gundle shall have violated the covenant set forth in Paragraph 4.4.6.1 hereof, then following such payment Gundle shall have no further liability to SLT under this Agreement. SLT further agrees that in all other circumstances where it has been paid the Break-Up Fee by Gundle, such Break-Up Fee will be credited against any other damages for which Gundle may be found liable to SLT in connection with this Agreement. Gundle shall only be obligated to pay the Break-Up Fee once, notwithstanding that it may have more than one obligation to do so under this Paragraph 4.4.6.2.

          4.4.7. No Amendment to Certificate of Incorporation, etc. Except as otherwise provided herein, not amend its certificate of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its Common Stock; provided, that nothing in this Paragraph shall restrict or prohibit the issuance by Gundle of shares of Gundle Common Stock under presently outstanding obligations pursuant to existing employee benefit plans;

          4.4.8. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          4.4.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          4.4.10. Stockholders' Meeting. Promptly call and hold a meeting of stockholders for the purpose of considering and acting upon proposals to (i) approve the merger contemplated by this Agreement, (ii) elect the board of directors set forth in Section 1.7.1., (iii) increase the authorized number of shares of its preferred stock from the present 1,000 shares of preferred stock, no par value, to 1,000,000 shares of preferred stock, par value $1 per share, undesignated as to series, (iv) increase the authorized number of shares of Gundle Common Stock to 30,000,000 shares from the present 15,000,000, and (v) change the name of the Surviving Corporation to Gundle/SLT Environmental, Inc.;

          4.4.11. Issuance of Gundle Common Stock. Gundle shall take all action it deems reasonably necessary to insure that the issuance of Gundle Common Stock to the shareholders of SLT in connection with the merger contemplated by this Agreement should be made pursuant to an exemption from registration under the Securities Act of 1933, as amended. Gundle also shall take any action reasonably required to be taken under state blue sky or securities laws in connection with the issuance of the Gundle Common Stock pursuant to the merger;

          4.4.12. Listing of Gundle Stock. Take such steps as are required to accomplish, as of the Effective Date, the listing on the American Stock Exchange of the shares of Gundle Common Stock to be issued pursuant to this Agreement;

          4.4.13. Notice of Material Developments. Promptly furnish to SLT copies of all communications from Gundle to its stockholders and all reports filed by it with the Commission and the American Stock Exchange, and relating to periodic or other material developments concerning Gundle's financial condition, business, or affairs; and

          4.4.14. Refinancing of Outstanding Indebtedness. Use all reasonable commercial efforts to arrange for the payment or assumption by it of all outstanding debt of SLT on the Effective Date on such terms as are reasonably satisfactory to Gundle, including (i) the borrowing by Gundle of up to an additional $35,000,000 to fund any such repayment and
     (ii) the amendment or refunding of its present long-term and revolving indebtedness, in either such case on terms acceptable to it in its sole discretion; provided that any such assumption or refinancing shall provide for the release, as of the Effective Date, of any outstanding guaranties or other forms of credit support presently provided to SLT by its stockholders, except for letters of credit aggregating not more than $4,000,000 guaranteed by such stockholders, which shall remain outstanding until the maturity of the bonds secured by such letters of credit or December 31, 1995, whichever is first to occur (the "Refinancing"). Gundle shall permit members of SLT's senior management to participate in the negotiation of the terms and conditions of the Refinancing, provided, however, that Gundle shall not be obligated to consummate the Refinancing on terms other than those it believes to be in the best interests of Gundle and its shareholders.

                          ARTICLE V

              CONDITIONS PRECEDENT TO OBLIGATIONS

     5.1. Conditions Precedent to Obligations of SLT. The obligations of SLT to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by SLT in the manner contemplated by
Section 6.4 before the Effective Date or closing date:

          5.1.1 Representations and Warranties of Gundle True at Effective Date. The representations and warranties of Gundle herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Gundle shall have performed and complied with all covenants required by this Agreement to be performed or complied, in all material respects, with by Gundle before the Effective Date; and Gundle shall have delivered to SLT a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects.

          5.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to Gundle's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Gundle.

          5.1.3. Opinion of Gundle Counsel. SLT shall have received a favorable opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for Gundle, in form and substance satisfactory to SLT, to the effect that
     (i) Gundle has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of Gundle to authorize the execution of this Agreement and the Registration Rights Agreement in the form of Appendix III hereto (the "Registration Rights Agreement") and the implementation of the merger contemplated hereby have been taken; (iii) the shares of Gundle Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Gundle; (iv) this Agreement and the Registration Rights Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of Gundle and are enforceable against Gundle in accordance with their respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement or of the Registration Rights Agreement; and (v) except as specified by such counsel (such exceptions to be acceptable to SLT) such counsel does not know of any material litigation, proceedings, or governmental investigation pending or threatened against or relating to Gundle, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement. Such opinion also shall cover such other matters incident to the transactions herein contemplated as SLT and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Gundle as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to SLT, as to matters other than federal or Texas law.

          5.1.4. Stockholder Approval. The approval of a majority of the stockholders of SLT of the merger contemplated by this Agreement on or before the date of this Agreement, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

          5.1.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Gundle, its affiliates or any component of SLT or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

          5.1.6.  Listing of Gundle Common Stock.  The American
     Stock Exchange shall have agreed that on the Effective Date it will list the shares of Gundle Common Stock issuable at the Effective Date of this Agreement.

          5.1.7. Consent of Certain Parties in Privity With Gundle. The holders of any material indebtedness of Gundle, the lessors of any material property leased by Gundle, and the other parties to any other material agreements to which Gundle is a party shall, when and to the extent necessary in the reasonable opinion of SLT, have consented to the merger contemplated hereby.

          5.1.8. Registration Rights Agreement. Gundle shall have executed and delivered to SLT the Registration Rights
     Agreement.

          5.1.9. Ancillary Matters. Gundle shall have concluded the Refinancing, subject only to consummation of the merger contemplated by this Agreement.

     5.2. Conditions Precedent to Obligations of Gundle. The obligations of Gundle to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Gundle in the manner contemplated by Section 6.4 before the Effective Date or closing date.

          5.2.1 Representations and Warranties of SLT True at Effective Date. The representations and warranties of SLT herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; SLT shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it before the Effective Date; and SLT shall have delivered to Gundle a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and by its secretary to both such effects.

          5.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to SLT's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the assets and business of SLT.

          5.2.3. Opinion of SLT's Counsel. Gundle shall have received a favorable opinion, dated the Effective Date, from Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel to SLT, in form and substance satisfactory to Gundle, to the effect that (i) SLT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all outstanding shares of the SLT Common Stock have been validly issued and are fully paid and nonassessable; (iii) all corporate or other proceedings required to be taken by or on the part of SLT to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of SLT and is enforceable against SLT in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement; and (v) except as specified by such counsel (such exceptions to be acceptable to Gundle) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to SLT or its properties or businesses in which it is sought to restrain, prohibit or otherwise affect consummation of the transactions contemplated by this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Gundle and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of SLT as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Gundle, as to matters other than federal or New York law.

          5.2.4. Stockholder Approval. At the meeting of stockholders of Gundle to be held before the Effective Date, the holders of the requisite majority of the outstanding shares of Gundle Common Stock shall have approved the merger contemplated by this Agreement.

          5.2.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Gundle, its affiliates or any component of SLT or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

          5.2.6. Consent of Certain Parties in Privity with SLT. The holders of any material indebtedness of SLT, the lessors of any material property leased by SLT, and the other parties to any other material agreements to which SLT is a party shall, when and to the extent necessary in the reasonable opinion of Gundle, have consented to the merger contemplated hereby.

          5.2.7. Employment Agreement With William P. Reid. On or before the date of execution of this Agreement, William
     P. Reid will have executed an employment agreement in form and substance satisfactory to Gundle, such agreement to take effect on the Effective Date, and to be in full force and effect on the Effective Date.

          5.2.8. Insurance. Gundle shall have purchased directors and officers liability insurance containing coverage at least equal to that currently maintained by Gundle with respect to matters occurring before the Effective Date, and insuring all persons for a period of at least six years following the Effective Date who were directors or officers of Gundle before the Effective Date, but who cease to be directors or officers of Gundle after the Effective Date (the "Retiring Directors and Officers"). The Retiring Directors and Officers shall be third party beneficiaries to such insurance policy.

          5.2.9. Ancillary Matters. Gundle shall have concluded the Refinancing, subject only to consummation of the merger contemplated by this Agreement, and it shall have received a favorable opinion from Smith Barney for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to Gundle of the consideration to be paid by Gundle in the merger, which opinion shall not have been withdrawn at the Effective Date.


                         ARTICLE VI

                 TERMINATION AND ABANDONMENT

     6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of SLT or Gundle) before the Effective Date:

          6.1.1. By Mutual Consent. By mutual consent of Gundle and SLT.

          6.1.2. By Gundle Because of Dissenting Stockholders. By Gundle, if the holders of any shares of SLT Common Stock elect to exercise the right to dissent under applicable provisions of Delaware law in connection with the merger contemplated by this Agreement.

          6.1.3.  By Gundle Because of Conditions Precedent.  By
     Gundle, if any condition set forth in Paragraph 5.2 hereof has not been met and has not been waived.

          6.1.4. By Gundle Due to a Superior Gundle Transaction Proposal. By Gundle if, before the Effective Date, Gundle's board of directors shall have withdrawn or modified in a manner adverse to SLT its approval or recommendation of this Agreement or the merger contemplated hereby under the terms, conditions and procedures set forth in Paragraph 4.4.6.2.

          6.1.5.  By Gundle Because of Material Adverse Change.
     By Gundle, if there has been a material adverse change in the financial condition or business of SLT since the date of the most recent financial statements referred to in Paragraph 2.1.5.

          6.1.6.  By SLT Because of Conditions Precedent.  By
     SLT, if any condition set forth in Paragraph 5.1 hereof has not been met and has not been waived.

          6.1.7. By SLT Due to a Superior SLT Transaction Proposal. By SLT if, before the Effective Date, SLT's stockholders or board of directors shall have withdrawn or modified in a manner adverse to Gundle their approval of this Agreement or the merger contemplated hereby under the terms, conditions and procedures set forth in Paragraph 4.3.6.2.

          6.1.8. By SLT Because of Material Adverse Change. By SLT, if there has been a material adverse change in the financial condition or business of Gundle since the date of the financial statements contained in the most recent Report referred to in Paragraph 3.1.5 filed with the Commission under the Exchange Act.

          6.1.9. By Gundle or SLT Because of Legal Proceedings. By either Gundle or SLT if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby.

          6.1.10.  By Gundle or SLT if Merger not Effective by
     July 31, 1995. By either Gundle or SLT, if the merger shall not have become effective on or before July 31, 1995.

     6.2. Termination by Board of Directors. An election of Gundle to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of Gundle by its board of directors. An election of SLT to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of SLT by its board of directors.

     6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the stockholders of its corporation.

     6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its chief executive officer.

     6.5. Expense on Termination. If the merger contemplated hereby is abandoned pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, all expenses will be paid by the party incurring them, provided, however, that if either Gundle or SLT abandons this Agreement due to the failure of the other party to obtain the requisite approval of a majority of its stockholders, then the party that failed to obtain such shareholder approval shall pay all of the other party's reasonable costs and expenses, including legal fees and expenses, incurred in connection with the negotiation and implementation of this Agreement.


                         ARTICLE VII

                     ADDITIONAL AGREEMENTS

     7.1. Indemnification by SLT as to Proxy Statement. SLT agrees to indemnify and hold harmless Gundle and its officers and directors and each person who controls Gundle within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the

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
Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon
(i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to SLT, contained in the Proxy Statement in the form mailed to the stockholders of Gundle, or (ii) the omission or alleged omission to state in the Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to SLT.


     7.2. Indemnification by Gundle as to Proxy Statement. Gundle agrees to indemnify and hold harmless SLT and its officers and directors and each person who controls SLT within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon
(i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to Gundle contained in the Proxy Statement in the form mailed to the stockholders of Gundle or (ii) the omission or alleged omission to state in the Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to Gundle.

     7.3. Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions. For as long as any stockholders of SLT who are subject to Rule 144 or Rule 145 of the Securities Act continue to hold the shares of Gundle Common Stock issued pursuant to the terms hereof, Gundle will use reasonable commercial efforts to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, as amended from time to time. If any such stockholder proposes to sell any Gundle Common Stock pursuant to Rule 144 and 145, Gundle shall cooperate with such stockholders so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Gundle's transfer agent, and the reasonable requirements of the broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, Gundle shall, upon request, furnish with respect to each such sale (i) a

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written statement certifying that Gundle has complied with the public information requirements of Rule 144 and 145 and (ii) an opinion of Gundle's counsel regarding such matters as Gundle's transfer agent or such stockholder's broker may reasonably desire to confirm.

     7.4. Gundle Investment Suitability and Related Matters. Gundle acknowledges that (i) through its own operations, it is knowledgeable in operations of the type conducted by SLT,
(ii) SLT has made available to Gundle extensive legal, financial, accounting and other business records for examination by Gundle,
(iii) SLT has made its principal executive and operating personnel available for consultation with the designated representatives of Gundle, (iv) through its employees, counsel and other representatives, Gundle has made an extensive investigation of SLT's assets and liabilities, business and financial affairs, and operations, (v) it is aware of the risks associated with ownership of SLT, (vi) it is capable of bearing the financial risks associated with such ownership, and
(vii) while recognizing that it cannot efficaciously waive the protections afforded to it under the Securities Act, Gundle regards itself as an entity of such financial capacity, sophistication, and prudence that it does not require the protections afforded to it by the Securities Act, and is relying upon its own investigation of SLT in making its decision to "purchase" SLT.

                             ARTICLE VIII

                             MISCELLANEOUS

     8.1. Entirety. This Agreement and embodies the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

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
                        If to Gundle


Addressed to:                        With a copy to:

Gundle Environmental Systems,      Porter & Hedges, L.L.P.
Inc.                               700 Louisiana, 35th Floor
19103 Gundle Road                  Houston, Texas 77210-4744
Houston, Texas 77073               Attention:  T. William Porter
Attention:  Thomas L. Caltrider    Facsimile:  (713) 228-1331
Facsimile:  (713) 230-2504

                          If to SLT

Addressed to:                             With a copy to:

SLT Environmental, Inc.             Kramer, Levin, Naftalis,
200 South Trade Center Parkway        Nessen, Kamin & Frankel
Conroe, Texas 77385                 919 Third Avenue, 40th Floor
Attention:  William P. Reid         New York, New York 10022
Facsimile:  (409) 273-3808          Attention:  Ezra G. Levin
                                    Facsimile:  (212) 715-8000

     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

    8.4. Termination of Representations, Warranties, etc. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Agreement at the time of the consummation thereof on the Effective Date. This Paragraph 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

     8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

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     8.7.  Severability.  If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (except to the extent that the form and content of the Certificate of Merger and the consequences of the filing thereof shall be governed by the general corporation law of the State of Delaware).

     8.9. Public Announcements. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

     8.10. Definitions. The following terms are defined in the paragraphs indicated:


          Term                               Section

          Another Gundle Transaction         4.4.6.7
          Another SLT Transaction            4.3.6.2
          Applicable Environmental Laws      2.1.14.3
          Benefit Plans                      2.1.17
          Break-Up Fee                       4.3.6.2; 4.4.6.2
          Code                               1.4.2
          Commission                         3.1.5
          Effective Date                     1.3
          Employee Plans                     2.1.7.8
          Encumbrance                        2.1.4
          Environmental Laws                 2.1.14
          ERISA                              2.1.17
          Exchange Act                       3.1.5

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
          Existing Gundle Directors          7.4.6
          Gundle Common Stock                3.1.3
          Gundle Restricted Shares           7.4.2
          Gundle Shares                      1.9.2
          Gundle Transaction Proposal        4.4.6.1
          HSR                                2.1.18
          Intellectual Property              2.1.11
          Investment Company Act             2.1.22
          Material adverse change            4.2.3
          Merger Consideration               1.9.2
          Merging Corporations               1.1
          OSHA                               2.1.15
          PBGC                               2.1.17.2
          PCB                                2.1.14
          Proxy Statement                    2.1.20
          Refinancing                        4.4.14
          Registration Rights Agreement      5.1.3
          Reports                            3.1.5
          Restated Certificate of            1.4.1
            Incorporation
          SLT Common Stock                   2.1.3
          SLT Transaction Proposal           4.3.6.1
          Securities Act                     7.1
          Statutory Plan                     2.4.17.2
          Superior Gundle Transaction
            Proposal                         4.4.6.1
          Superior SLT Transaction Proposal  4.3.6.1
          Third Party                        4.2.6.2; 4.3.6.2
          Transaction Proposal               4.4.6.1

     8.11. Accounting Treatment. The parties hereto intend that the merger contemplated by this Agreement be accounted for by Gundle, the Surviving Corporation, using the pooling of interests method of accounting.






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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


      The Parties to the Merger Contemplated by this Agreement:

                               SLT ENVIRONMENTAL, INC.


                               By:_____________________________
                                  William P. Reid, President



                               GUNDLE ENVIRONMENTAL SYSTEMS, INC.


                               By:______________________________
                                  Thomas L. Caltrider, President









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